UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 24, 2013

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292	23-2530374
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

77 East King Street, P.O. Box 250, Shippensburg, Pennsylvania	17257
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(717) 532-6114

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ORRSTOWN FINANCIAL SERVICES, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.03            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on January 24, 2013, the Board of Directors of Orrstown Financial Services, Inc. (the “Company”) adopted amendments to Section 3-10, Section 7-3 and Article IX of the Company’s By-Laws, which replace certain super-majority shareholder voting requirements with majority voting requirements.  The amended sections of the By-Laws are shown below, with the changes marked in italics.

Section 3-10.  Removal of Directors by Shareholders.  The entire Board of Directors or a class of the Board of Directors, where the Board of Directors is classified with respect to the power to elect Directors, or any individual Director may be removed from office without assigning any cause by the vote of shareholders entitled to cast at least a majority [deleted “two-thirds”] of the votes which all shareholders would be entitled to cast at any annual election of Directors or such class of Directors.  In case the Board of Directors or such class of the Board of Directors or any one or more Directors is so removed, new Directors may be elected at the same time.

Section 7-3.    Amendment.  The provisions of this Article relating to the limitation of Directors’ liability, to indemnification and to the advancement of expenses shall constitute a contract between the corporation and each of its Directors and officers which may be modified as to any Director or officer only with that person’s consent or as specifically provided in this Section.  Notwithstanding any other provision of these By-laws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any Director or officer shall apply to such Director or officer only on a prospective basis, and shall not reduce any limitation on the personal liability of a Director of the corporation, or limit the rights of an Indemnitee to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment.  Notwithstanding any other provision of these By-laws, no repeal or amendment of these By-laws shall affect any or all of this Article so as either to reduce the limitation of Directors’ liability or limit indemnification or the advancement of expenses, in any manner unless adopted by (a) the unanimous vote of the Directors of the corporation then serving, or (b) the affirmative vote of shareholders entitled to cast at least a majority [deleted “not less than seventy five percent (75%)”] of the votes that all shareholders are entitled to cast in the election of Directors; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

Article IX – Amendments.  The shareholders entitled to vote thereon shall have the power to alter, amend, or repeal these By-laws, by the vote of shareholders entitled to cast at least a majority [deleted “seventy-five percent (75%)”] of the votes which all shareholders are entitled to cast thereon, at any regular or special meeting, duly convened after notice to the shareholders of such purpose.  The Board of Directors, by a majority vote of those voting, shall have the power to alter, amend, and repeal these By-laws, at any regular or special meeting duly convened after notice of such purpose, subject always to the power of the shareholders to further alter, amend or repeal these By-laws.

A complete copy of the Amended and Restated By-Laws, as amended on January 24, 2013, is filed herewith as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by this reference.

Section 9 – Financial Statements and Exhibits

Item 9.01             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                                       Description

3.2	Amended and Restated By-Laws, as amended on January 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.
Date: January 24, 2013	By:	/s/ Thomas R. Quinn, Jr.
Thomas R. Quinn, Jr. President and Chief Executive Officer (Duly Authorized Representative)